UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2012

Patriot Coal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officers and Directors

Effective May 28, 2012, Richard M. Whiting resigned from his roles as President, Chief Executive Officer and member of the Board of Directors (the “Board”) of Patriot Coal Corporation (“Patriot”) and all other offices, employment and directorships with Patriot and each of its affiliated entities.

(c) Appointment and Designation of Officers and Directors

Appointment of Chief Executive Officer

Effective May 28, 2012, the Board appointed Irl F. Engelhardt as the Chief Executive Officer of Patriot.

Mr. Engelhardt, age 65, has been Chairman of the Board since October 2007, when Patriot was spun-off from Peabody Energy Corporation (“Peabody”) and became a separate, publicly-traded company (the “spin-off”). Mr. Engelhardt also served as Executive Advisor to Patriot until December 31, 2010.

Prior to the spin-off, Mr. Engelhardt served as Chairman and a director of Peabody from 1998 until October 2007. Mr. Engelhardt also served as Chief Executive Officer of Peabody or its predecessors from 1990 through December 2005. After joining a predecessor of Peabody in 1979, he held various officer level positions in executive, sales, business development and administrative areas, including Chairman of Peabody Resources Ltd. (Australia) and Chairman of Citizens Power LLC. He served as Co-Chief Executive Officer and executive director of The Energy Group from 1997 to 1998, Chairman of Suburban Propane Company from 1995 to 1996 and Chairman of Cornerstone Construction & Materials from 1994 to 1995.

Mr. Engelhardt previously served as a director of The Williams Companies, Inc., director of Valero Energy Corporation, Chairman of the Federal Reserve Bank of St. Louis, the National Mining Association, the Coal Industry Advisory Board of the International Energy Agency, the Center for Energy and Economic Development and the Coal Utilization Research Council, as well as Co-Chairman of the Coal Based Generation Stakeholders Group.

On May 28, 2012, in connection with Mr. Engelhardt’s appointment as Chief Executive Officer, Patriot entered into an employment agreement with him, which provides for specified payments and benefits, including those summarized below. The agreement is effective from May 28, 2012 to May 28, 2013. If before May 28, 2013 the Board appoints a new Chief Executive Officer, the agreement provides that Mr. Engelhardt will assume the role of Executive Advisor to the new Chief Executive Officer, in which case his compensation and benefits will be reduced by mutual agreement to reflect the new role.

During the period of his service as Chief Executive Officer, Mr. Engelhardt will receive:

•	An annual base salary of $725,000.

•

An opportunity to earn an annual bonus for each of 2012 and 2013, each with target and maximum amounts not less than 100% and 200% of his annual base salary, respectively, as prorated to reflect the portions of these years that he serves as Chief Executive Officer.

•

An award of restricted stock units, granted on May 29, 2012, with respect to 100,000 shares of Patriot’s Common Stock. The award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Engelhardt continuing to render services to Patriot through each anniversary date as an employee of Patriot or a member of the Board, and will vest in full in the event (i) Mr. Engelhardt’s employment with Patriot terminates because of his death or “disability” or is terminated by Patriot without “cause” or by him for “good reason” (as such terms are defined in the employment agreement); (ii) he ceases to serve as a member of the Board as a result of Patriot’s failure to nominate him for reelection to the Board other than pursuant to a removal for cause; or (iii) there is a “change of control” (as defined in Patriot’s 2007 Long Term Incentive Plan, as amended).

If before May 28, 2013 the Board appoints a new Chief Executive Officer, the employment agreement provides that Mr. Engelhardt will assume the role of Executive Advisor to the new Chief Executive Officer, in which case his compensation and benefits will be reduced by mutual agreement to reflect the new role. However, if, prior to such time, Patriot terminates his employment without “cause” or he resigns his employment for “good reason” (as such terms are defined in the employment agreement), Mr. Engelhardt will be entitled to receive: (i) a prorated bonus for the year of termination, based on actual performance and payable when annual bonuses are paid to other senior executives of Patriot; (ii) continued health and welfare benefits for one year or, if earlier, until he is offered or obtains comparable benefits from another employer; and (iii) severance in an amount equal to the sum of his annual base salary, his target bonus for the year of termination and 6% of his annual base salary, subject to Mr. Engelhardt’s compliance with customary restrictive covenants, including a perpetual restriction against disclosing confidential information and restrictions against competing with, or soliciting the employees of, Patriot and its subsidiaries for one year after termination.

Appointment of President

The Board promoted Bennett K. Hatfield to the role of President and Chief Operating Officer of Patriot, effective May 28, 2012. Mr. Hatfield, age 55, has been Executive Vice President and Chief Operating Officer of Patriot since September 19, 2011.

Prior to joining Patriot, Mr. Hatfield served as President, Chief Executive Officer and Director of International Coal Group, Inc., from March 2005 until the company was sold in June 2011. Mr. Hatfield previously served as President, Eastern Operations of Arch Coal, Inc., from March 2003 until March 2005, and Executive Vice President & Chief Commercial Officer of Coastal Coal Company, from December 2001 through February 2003. Mr. Hatfield joined Massey Energy Company in 1979, where he served in a number of management roles, most recently as Executive Vice President and Chief Operating Officer, from June 1998 through December 2001.

Mr. Hatfield is a board member of the West Virginia Coal Association and has held leadership positions in a variety of other industry associations. Mr. Hatfield is a Licensed Professional Engineer.

On May 28, 2012, in connection with his promotion, Patriot and Mr. Hatfield entered into an amendment to his employment agreement, which provides for the following:

•	An increase in his annual base salary from $600,000 to $675,000.

•	An increase in the minimum value of his annual long-term incentive award from 200% to 300% of his annual base salary.

•

An award of restricted stock units, granted on May 29, 2012, with respect to 281,250 shares of Patriot’s Common Stock, which will vest in three equal installments on the first, second and third anniversaries of the grant date, and will vest in full in the event (i) Mr. Hatfield’s employment with Patriot terminates because of his death or “disability” (as defined in the employment agreement); or (ii) there is a “change of control” (as defined in Patriot’s 2007 Long Term Incentive Plan, as amended). In addition, in the event Mr. Hatfield’s employment with Patriot is terminated by Patriot without “cause” or by him for “good reason” (as such terms are defined in the employment agreement), the installment of the restricted stock units that is scheduled to vest on the next anniversary of the grant date will immediately vest.

Designation of Lead Independent Director

The Board designated Michael M. Scharf as its Lead Independent Director effective May 28, 2012. Mr. Scharf has served as a member of the Board since 2007.

Mr. Scharf served as Executive Director, Global Financial Services for Bunge Limited (“Bunge”), a global agribusiness and food company from January 2010 to July 2011 and was Senior Vice President and Chief Financial Officer of Bunge North America from 1990 through 2009. He also served as Bunge’s representative on the board of that company’s biofuels joint ventures. In addition, he was previously Senior Vice President and Chief Financial Officer of Peabody Holding Company, Inc. from 1978 to 1990 and Tax Manager at Arthur Andersen & Co. from 1969 to 1978.

Mr. Scharf has a Bachelor’s degree in Accounting from Wheeling Jesuit University and is a certified public accountant. Mr. Scharf also currently serves as a director of Renewable Energy Group, Inc.

Item 7.01. Regulation FD Disclosure.

On May 29, 2012, Patriot issued a press release. A copy of the press release is attached hereto as Exhibit 99.1.

Patriot is furnishing this Form 8-K pursuant to Item 7.01, “Regulation FD Disclosure.” The information contained in this Current Report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1*	Press Release of Patriot Coal Corporation dated May 29, 2012.

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2012

PATRIOT COAL CORPORATION

By:	/s/ Mark N. Schroeder
Mark N. Schroeder Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release of Patriot Coal Corporation dated May 29, 2012.

*	Furnished herewith